       This is a re-filing of a Form 8-A12B/A filing made on April 12, 2000 under CIK 0000894356 (Structured Products Corp.).  We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)

                Delaware                                   13-3692801
(State of incorporation or organization)       (IRS Employer Identification No.)

          390 Greenwich Street
           New York, New York                                10013
(Address of principal executive offices)                   (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A. (c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A. (d), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                       Name of Each Exchange on Which
   to be so Registered                       Each Class is to be Registered
   -------------------                       ------------------------------

9,000,000 TIERS(SM) Principal-Protected
Trust Certificates, Series Nasdaq 2000-3
with a principal amount of $90,000,000
(the "Certificates")                         American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Certificates to be registered hereunder is set forth under the

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captions entitled: "Summary Information -- Q&A"; "Risk Factors";
"Description of the Certificates"; "Certain ERISA Considerations"; and "United
States Federal Income Tax Considerations" in Registrant's Prospectus Supplement
related to the TIERS(SM) Principal-Protected Trust Certificates, Series Nasdaq
2000-3, a copy of which Prospectus Supplement is attached hereto and is being filed pursuant to Rule 424(b) under the Securities Act, and "Risk Factors" and
"Description of Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.  Exhibits.

                  1. Certificate of Incorporation of Structured Products Corp.
is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is
incorporated herein by reference.

                  2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                  3. Form of Corporate Trust Agreement is set forth as Exhibit
4.3 to the Registration Statement and is incorporated herein by reference.

                  4. Form of the Prospectus is attached to the Registration
Statement and is incorporated herein by reference.

                  5. Form of the Prospectus Supplement dated April 6, 2000
related to the TIERS(SM) Principal-Protected Trust Certificates, Series Nasdaq
2000-3, which is set forth as an exhibit on Form 8-A12B/A filed with the
Securities and Exchange Commission on April 12, 2000, and is incorporated herein by reference.

                  6. Form of TIERS(SM) Asset Backed Supplement Series Nasdaq
2000-3 related to the TIERS(SM) Principal-Protected Trust Certificates, Series
Nasdaq 2000-3, which is set forth as an exhibit on Form 8-A12B/A filed with the
Securities and Exchange Commission on April 12, 2000, and is incorporated herein by reference.

                   [Balance of page left intentionally blank]

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        STRUCTURED PRODUCTS CORP.

Date:    April 11, 2000

                                        By: /s/ Matthew R. Mayers
                                            ___________________________________
                                                Matthew R. Mayers

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